Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Atmos Energy Corporation Retirement Savings Plan and Trust of our report dated June 19, 2014, with respect to the financial statements of the Atmos Energy Corporation Retirement Savings Plan and Trust included in its Annual Report on Form 11-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Whitley Penn LLP
Dallas, Texas
October 14, 2014